SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Ad.Venture Partners, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-2650200
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Cooley Godward Kronish LLP The Grace Building 1114 Avenue of the Americas New York, NY	10036
(Address of principal executive offices)	(Zip code)

Securities Act registration statement numbers to which the form relates: 333-142319
 333-124141

Title of each class to be so registered	Name of exchange on which each class is to be registered

Units, each consisting of one share of Common Stock and two Warrants Common Stock, par value $0.0001 per share Warrants, exercisable for Common Stock at an exercise price of $5.00 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

Securities to be registered pursuant to Section 12(g) of the Act: None

1.

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants of Ad.Venture Partners, Inc. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Ad.Venture and 180 Connect Securities—Ad.Venture Securities” in the Prospectus included in the Company’s Registration Statement on Form S-4 (Registration No. 333-142319), filed with the Securities and Exchange Commission on April 24, 2007, and amended on June 11, 2007, July 11, 2007, July 12, 2007, August 3, 2007 and August 9, 2007 (the “Registration Statement”), is hereby incorporated by reference herein. The Company’s prospectus filed pursuant to Rule 424(b)(3) or any prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.  Exhibits.

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation

3.2(2)	Form of Amended and Restated Certificate of Incorporation, to be effective upon consummation of the arrangement described in the Registration Statement

3.2(1)	By-Laws

4.1(1)	Specimen Unit Certificate

4.2(1)	Specimen Common Stock Certificate

4.3(1)	Specimen Warrant Certificate

4.4(1)	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

_______________________
(1) Filed as an exhibit to the Company’s Registration Statement on Form S-1 (SEC File No. 333-124141), as amended, and incorporated herein by reference.

(2) Filed herewith.

2.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Ad.Venture Partners, Inc.

Date: August 22, 2007	By:	/s/ Howard S. Balter
Howard S. Balter, Chief Executive Officer

3.